                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                                   ----------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1933 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2) |_|

                       STATE STREET BANK AND TRUST COMPANY
               (Exact name of trustee as specified in its charter)

              Massachusetts                                      04-1867445
    (Jurisdiction of incorporation or                         (I.R.S. Employer
organization if not a U.S. national bank)                   Identification No.)

              225 Franklin Street, Boston, Massachusetts     02110
               (Address of principal executive offices) (Zip Code)

        John R. Towers, Esq. Executive Vice President and General Counsel
                225 Franklin Street, Boston, Massachusetts 02110
                                 (617) 654-3253
            (Name, address and telephone number of agent for service)
                       Tanger Factory Outlet Centers, Inc.
                      Tanger Properties Limited Partnership
               (Exact name of obligor as specified in its charter)

  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)
 Tanger Factory Outlet Centers, Inc.                     56-1815473
           North Carolina
Tanger Properties Limited Partnership                    56-1822494
           North Carolina

                           1400 West Northwood Street
                        Greensboro, North Carolina 27408
                                 (810) 274-1666
                               (ADDRESS OF ISSUER)
               (Address of principal executive offices) (Zip Code)
                              (TYPE OF SECURITIES)
                                 Debt Securities
                         (Title of indenture securities)
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                                    General

Item 1. General Information.

            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervisory authority to which it is subject.

                        Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                        Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

            (b)   Whether it is authorized to exercise corporate trust powers.

                        Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

            If the Obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

                  (See note on page 2.)

Item 3. through Item 15. Not applicable.

Item 16. List of Exhibits.

            List below all exhibits filed as part of this statement of eligibility.

            1. A copy of the articles of association of the trustee now in effect.

                        A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                        A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as
                        Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herewith by reference thereto.

            3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                        A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                        A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.


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      5. A copy of each indenture referred to in Item 4, if the obligor is in default.

            Not applicable.

      6. The consents of United States Institutional trustees required by
Section 321(b) of the Act.

            The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

      7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

      In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

      The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 3rd day of November 1997.


                                        STATE STREET BANK AND TRUST COMPANY


                                        By: Gary Dougherty
                                           -------------------------------------
                                             NAME  Gary Dougherty
                                             TITLE Assistant Vice President


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                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Tanger Properties Limited Partnership of its Debt Securities and guaranteed by Tanger Factory Outlet Centers, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        STATE STREET BANK AND TRUST COMPANY


                                        By: Gary Dougherty
                                           -------------------------------------
                                             NAME  Gary Dougherty
                                             TITLE Assistant Vice President

Dated: November 3, 1997


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                                    EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

                                                             Thousands of
ASSETS                                                       Dollars
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and
  currency and coin .........................................         1,842,337
  Interest-bearing balances .................................         8,771,397
Securities ..................................................        10,596,119
Federal funds sold  and securities
  purchased under agreements to resell
  in domestic offices of the bank
  and its Edge subsidiary ...................................         5,953,036
Loans and lease financing receivables:
  Loans and leases, net of unearned
    income ................................  5,769,090
  Allowance for loan and
    lease losses ..........................     74,031
  Allocated transfer risk reserve .........          0
    Loans and leases, net of unearned
    income and allowances ...................................         5,695,059
Assets held in trading accounts .............................           916,608
Premises and fixed assets ...................................           374,999
Other real estate owned .....................................               755
Investments in unconsolidated
  subsidiaries ..............................................            28,992
Customers' liability to this bank on
  acceptances outstanding ...................................            99,209
Intangible assets ...........................................           229,412
Other assets ................................................         1,589,526
                                                                    -----------
Total assets ................................................        36,097,449
                                                                    ===========

LIABILITIES
Deposits:
  In domestic offices .......................................        11,082,135
    Noninterest-bearing ...................  8,932,019
    Interest-bearing ......................  2,150,116
  In foreign offices and Edge subsidiary ....................        13,811,677
    Noninterest-bearing ...................    112,281
    Interest-bearing ...................... 13,699,396
Federal funds purchased and securities
  sold under agreements to repurchase
  in domestic offices of the bank and
  of its Edge subsidiary ....................................         6,785,263
Demand notes issued to the U.S. .............................
  Treasury and Trading Liabilities ..........................           755,676
Other borrowed money ........................................           716,013
Subordinated notes and debentures ...........................                 0
Bank's liability on acceptances
  executed and outstanding ..................................            99,605
Other liabilities ...........................................           841,566

Total liabilities ...........................................        34,091,935
                                                                    ===========

EQUITY CAPITAL
Perpetual preferred stock and
  related surplus ...........................................                 0
Common stock ................................................            29,931
Surplus .....................................................           437,183
Undivided profits and capital
  reserves/Net unrealized holding
  gains (losses) ............................................         1,542,695
Cumulative foreign currency translation
  adjustments ...............................................            (4,295)
Total equity capital ........................................         2,005,514
                                                                    -----------
Total liabilities and equity
  capital ...................................................        36,097,449


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I, Rex S. Schuette, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                            Rex S. Schuette

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                            David A. Spins
                                            Marshall N. Carter
                                            Truman S. Casner


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